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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-73179 of Argo-Tech Corporation of our report dated December 18, 1998 (March 1, 1999 as to Note 17), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Cleveland, Ohio
April 22, 1999